UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 1, 2011

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2011, the Board of Directors of Verizon Communications Inc. (Verizon) accepted the resignation of Ivan G. Seidenberg from the Board and as Chairman of Verizon, effective at the close of business on December 31, 2011, and elected Lowell C. McAdam, President and Chief Executive Officer of Verizon, as Chairman of the Board, effective at the close of business on December 31, 2011.

On December 1, 2011, the Verizon Board of Directors elected Melanie L. Healey, Group President – North America and Global Hyper, Super, Mass Channel at Procter & Gamble Company, as a new Director effective immediately. As a Director, Ms. Healey will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Non-Employee Director Compensation” in Verizon’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 21, 2011. Ms. Healey has not yet been named to a Board committee.

On December 1, 2011, Verizon determined that it will reorganize its shared services operations to better align functions within the organization. As a result of this realignment, effective at the close of business on December 31, 2011, Virginia P. Ruesterholz, Verizon’s Executive Vice President and President – Verizon Services Operations, will no longer be responsible for Verizon’s shared services operations. Ms. Ruesterholz will continue to report to Mr. McAdam and will oversee certain strategic initiatives.

A press release announcing the Board elections described above is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99	Press Release, dated December 1, 2011, issued by Verizon Communications Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	December 6, 2011	/s/ William L. Horton, Jr.
William L. Horton, Jr.
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release, dated December 1, 2011, issued by Verizon Communications Inc.